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
                                Food Lion, Inc.
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                (Name of Registrant as Specified In Its Charter)


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August 20, 1999

Dear Investors:

This week I announced a series of initiatives that will prepare Food Lion for the next stage of the Company's growth as we plan to expand locally and nationally. We expect these proposals to help the Company achieve the aggressive growth strategy outlined at the annual meeting of shareholders in May, and are part of my pledge to increase shareholder value.

Among the steps Food Lion plans to take are the following:

- Forming a holding company, to be called Delhaize America, to facilitate future acquisitions as well as the expansion of the Company's existing operations.

- Listing Delhaize America, Inc. on the New York Stock Exchange beginning September 9th, which will enhance the Company's visibility within the investment community. The Company's two classes of common stock will be traded on the NYSE under the symbols "DZA" and "DZB." Simultaneously, Food Lion, Inc. will delist from the Nasdaq National Market system.

- Authorizing a one-for-three reverse stock split of the Company's outstanding shares of common stock (Classes A and B).

- Authorizing 500 million shares of a new class of "blank check" preferred stock that could be issued in acquisitions, implementation of employee benefit plans, and other uses as determined by the Company's Board of Directors.

- Increasing the maximum number of authorized directors of the Company from 10 to as many as 14.

We are fully committed to building shareholder value and making Delhaize America one of the great brand names in the global supermarket industry. We expect these initiatives to pave the way for the growth of our Company well into the next century.

Accompanying this letter is a proxy statement further describing in detail our proposed actions. In addition, a recorded replay of the analysts' conference call we conducted this week is available through 5 p.m. August 27 by calling 1-402-530-7723. The passcode is 8941938. If you have further questions, you may contact the Company's Investor Relations Manager, David Hogan, at (704) 633-8250, ext. 2529.

We look forward to beginning this new chapter in Food Lion's rich history and value your continued support.

Best Regards,


/s/ Bill McCanless

Bill McCanless
President and Chief Executive Officer